[BANK ONE CORPORATION Press Release Letterhead]             Exhibit 99(a)




FOR IMMEDIATE RELEASE
---------------------


                               BANK ONE REPORTS:

        .  $1.3 BILLION SECOND QUARTER LOSS INCLUDING SIGNIFICANT ITEMS

                     .  STRONG PERIOD-END CAPITAL POSITION

     .  50% REDUCTION IN COMMON STOCK DIVIDEND TO $0.21 PER SHARE PAYABLE
                                OCTOBER 1, 2000

                      .  $500 MILLION EXPENSE CUT TARGET

CHICAGO, July 19, 2000 - BANK ONE CORPORATION (NYSE: ONE) today announced a 2000 second quarter net loss of $1.269 billion, or $1.11 per diluted share. This compares with net income in the 1999 second quarter of $992 million, or $0.83 per share. For the first half of 2000, the net loss totaled $580 million, or $0.51 per share, compared with net income of $2.143 billion, or $1.79 per share, for the first six months of last year.

"Our top priority is to quickly position Bank One to compete more effectively and enter 2001 in the strongest financial position possible," said James Dimon, chairman and chief executive officer. "Decisions made this quarter move us decisively forward. We are taking strong medicine to build a healthier future."

Key actions in the quarter included:

 . Charges totaling $1.913 billion after tax strengthen the integrity of the balance sheet.

 . After the charges, the company maintains a strong capital position, including a tangible common equity to managed assets ratio of 5.4% at June 30, 2000.

 .  A 50% reduction in the common stock dividend payable October 1, 2000.

 . A rededication to customer service with increased empowerment of front line employees to serve customer needs and make decisions. This includes the roll-out of new banking center computer platforms that will improve customer service and employee responsiveness.

 . Decisions to collapse the 20 domestic bank charters to three, and convert the seven demand deposit systems into one.

 . The implementation of an aggressive waste-reduction program that will reduce annualized noninterest expense $500 million pretax, after the above systems conversion costs and infrastructure investments. A key focus will be to drive down non-headcount-related expenses, though headcount will decline primarily through attrition. We began the year with 86,600 employees, have reduced that to 82,500 today and expect to stay at this level, even with business growth. No expense cuts will impact customer service, technology investments or other investment spending.

 . A significant strengthening of the management team with the hiring of a new chief financial officer, chief legal officer and head of strategic planning, along with the appointment of new business heads for Middle Market Banking and Commercial Banking.

During the second quarter, management began a detailed review of all of the businesses. This review revealed much strength within the company, including a strong mix of businesses with the potential for increased synergies and franchises with significant market shares positioned for growth.

"Having a strong balance sheet and financial structure, a great management team, and building first-class infrastructure and execution capabilities are the foundation for building a great company. We are committed to making Bank One a top performing company," Dimon said.

"I am very proud of the dedication and effort of all our employees who are working to re-establish Bank One as a financial services powerhouse with top flight products and customer service," Dimon said. "But we are just getting started. Behind all the noise, Bank One's quarterly net earnings power today is roughly $650 million, or about $0.55 per share. We must do better if we are to properly reward our customers, employees and shareholders. We are confident that we can substantially improve the earnings power of the company in the future."

SIGNIFICANT ITEMS IN THE QUARTER

Reflecting the above detailed review, decisions were made that resulted in charges totaling $2.940 billion pretax ($1.913 billion after tax, $1.66 per share).

In Retail, $518 million pretax of charges were made primarily consisting of:

 . A $307 million pretax addition to the auto lease residual reserve caused by continuing deterioration in used-vehicle prices, and

 . A $167 million pretax write down primarily in vehicle-related assets associated with the planned disposition of certain pools of underperforming or non-strategic indirect vehicle loans and business restructuring.

Commercial Banking was impacted by $673 million of significant items, primarily a $647 million addition to the allowance for credit losses. This addition reflected significant deterioration during the quarter in the commercial lending portfolio, continued refinements in the methodology to assess inherent losses, and an assessment of the current economic environment.

In First USA, $777 million pretax in asset impairment write downs were taken caused by continuing reductions in the cash flows associated with certain assets, driven by compressed interest margins, reduced fee revenue and higher credit costs. These asset write downs include:

 . $354 million pretax related to the value of the interest-only strip of securitized receivables,

 . $275 million pretax related to purchased credit card relationship intangibles, and

 .  $121 million pretax related to marketing partnership agreements.

In Corporate / Unallocated, $963 million pretax of charges consisting mainly of:

 . $415 million pretax of investment securities losses of which $365 million related to the decision to reposition the portfolio, as well as $50 million of realized losses,

 . A $190 million pretax increase in the legal accruals to cover increased corporate and business litigation exposure,

 . $141 million pretax of charges for abandoned facilities by the lines of business, and

 .  $100 million pretax of charges for correcting operational errors.

In addition to the above items, the current quarter included $68 million in net gains on the previously announced sale of the First USA credit card operations in Canada and the U. K. for $46 million and from the sale of unsecured loans by Retail for $22 million.

After these actions, the Company's June 30 capital ratios continue to be strong. Tier 1 and total capital ratios at June 30 were 7.1% and 10.2%, respectively, compared with 7.7% and 10.6% at March 31, 2000.


The 1999 second quarter included $179 million pretax ($120 million after tax, $0.10 per share) of merger-related costs and other items.

COMMON STOCK DIVIDEND DECLARED

The Board of Directors today declared a cash dividend of 21 cents per share on outstanding common stock, payable October 1, 2000, to shareholders of record on September 15, 2000. This dividend represents a 50% reduction from the previous quarterly dividend of 42 cents per share.

"Reducing the dividend is a difficult decision but is absolutely the right thing to do," Dimon said. "To win, we have to quickly place Bank One in a position of strong competitive advantage. This reduction improves capital management flexibility and expands the choices for building long-term value for our shareholders, something we are absolutely committed to. We now will have more capacity to invest in our businesses, grow earnings and create the capacity to buyback stock when appropriate. We believe these actions, and others we are taking, will ultimately create more wealth for our shareholders."

LINE OF BUSINESS DISCUSSION

Highlights - Net Income (Loss) by Line of Business

-----------------------------------------------------------------------------------
($ millions)                                                          % change vs.
                                         2Q99     1Q00      2Q00     2Q99      1Q00
                                         ----     ----      ----     ----      ----
Retail                                  $  290    $236    $   (81)   (128)%    (134)%
Commercial banking                         203     200       (213)     NM        NM
First USA                                  339      67       (379)     NM        NM
Investment management                       91      81         73     (20)      (10)
Corporate investments                       90     141         61     (32)      (57)
Corporate / unallocated                     99     (36)      (730)     NM        NM
                                        ------    ----    -------
   Total business segment results       $1,112    $689    $(1,269)     NM        NM

Merger-related items and
significant items
                                          (120)      0          0      NM        NM
                                        ------    ----    -------
  Total Corporation                     $  992    $689    $(1,269)     NM        NM

Note:  Amounts may not add due to rounding
       NM = not meaningful
-----------------------------------------------------------------------------------

Retail

------------------------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                           % change vs.       Adjusted
                                   2Q99       1Q00       2Q00       2Q99      1Q00        2Q00
                                   ----       ----       ----       ----      ----        ----
Net interest income (1)           $1,082     $1,236     $1,196        11%       (3)%     $1,205
Provision                             83        167        132        59       (21)         121
Noninterest income                   408        306        (95)     (123)     (131)         330
Noninterest expense                  962      1,002      1,097        14         9        1,024
Net income (loss)                    290        236        (81)     (128)     (134)         247

Return on equity                      25%        18%        (6)%                             17%
Efficiency ratio                      65         65        100                               67

Loans - average                   $ 64.9     $ 73.1     $ 73.6        13         1       $ 73.6
Assets - average                    71.4       79.6       77.9         9        (2)        77.9
Deposits - average                  89.2       88.3       89.4        --         1         89.4
Common equity - average              4.6        5.3        5.9        28        11          5.9
Note:  Amounts may not add due to rounding
       NM = not meaningful
       (1) Fully taxable equivalent basis
------------------------------------------------------------------------------------------------

Retail reported a net loss of $81 million, a decrease of $371 million from the year-ago quarter. Earnings for the second quarter were affected by $518 million pretax of significant items as previously discussed. Excluding the impact of these items, on an adjusted basis Retail earnings were $247 million.

Net interest income of $1.196 billion increased $114 million, or 11%, from the prior year, primarily driven by wider deposit spreads and a 13% increase in loan volume. Loan growth has occurred mainly in home equity loans, up 39% from a year ago. The $40 million decline in net interest income from the first quarter reflected the first quarter loan sale to Household International, Inc., and the impact of normal tax-related lending seasonality.

Provision expense was $132 million for the quarter, an increase of $49 million from the year-ago quarter and a decline of $35 million from the first quarter. The year-over-year increase can be attributed to loan growth and the impact of adopting the FFIEC's revised consumer loan charge-off guidelines. The decline from the first quarter reflected loan sales and the impact of first quarter tax-related lending.

Noninterest income declined $503 million from the year-ago quarter reflecting the impact of $425 million of significant items. Excluding these items, noninterest income decreased due to higher auto lease residual losses realized and lower loan sale gains. On the same basis, noninterest income increased from the prior quarter due to higher loan and deposit fees, increased student loan fees and higher interchange fees.

Noninterest expense of $1.097 billion increased $135 million from the year-ago quarter and $95 million from the first quarter. Excluding $73 million of pretax significant items, WingspanBank, which was launched late in the year-ago quarter, was the primary driver of the year-over-year increase. On the same basis, the increase from the prior quarter reflected seasonal marketing expense.

Commercial Banking

------------------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                         % change vs.   Adjusted
                                      2Q99      1Q00      2Q00     2Q99    1Q00     2Q00
                                      ----      ----      ----     ----    ----     ----
Net interest income (1)              $  628    $  664    $  694     11%      5%    $  694
Provision                               108       132       778     NM      NM        150
Noninterest income                      329       354       312     (5)    (12)       356
Noninterest expense                     538       570       564      5      (1)       563
Net income (loss)                       203       200      (213)    NM      NM        214

Return on equity                         14%       13%      (13)%                      13%
Efficiency ratio                         56        56        56                        54

Loans - average                      $ 73.0    $ 80.4    $ 82.1     12       2     $ 82.1
Assets - average                      104.4     110.2     110.2      6      --      110.2
Deposits - average                     37.4      39.2      40.9      9       4       40.9
Common equity - average                 5.8       6.2       6.7     16       8        6.7
Note:  Amounts may not add due to rounding
       NM = not meaningful
       (1) Fully taxable equivalent basis
------------------------------------------------------------------------------------------

Commercial Banking reported a net loss of $213 million in the second quarter, driven primarily by a significant increase in credit losses as reflected in higher credit provisions. Excluding the impact of this quarter's significant items, Commercial Banking's adjusted earnings were $214 million.

Net interest income of $694 million increased $66 million, or 11%, from the year-ago quarter, reflecting 12% average loan growth. Large Corporate and Middle Market loans grew 19% and 12%, respectively. This benefit was partially offset by a slight decline in the net interest margin, reflecting competitive pricing pressures in both the Middle Market and Large Corporate markets as well as higher interest rates.

The provision for credit losses was $778 million, up $670 million year-over-year, attributable to the loan loss provisions taken this quarter for the significant deterioration in the commercial portfolio spread across several industries, including leveraged acquisition finance transactions.

Noninterest income of $312 million declined $17 million, or 5%, year-over-year, primarily reflecting weakness in market driven revenue. Poor trading results in the high yield and corporate portfolios resulted in a decline in market-driven revenue of $47 million year-over-year and also accounted for the decline from the first quarter. Partially offsetting this weakness was solid growth in treasury management-related revenues, which were up 12% from the year-ago quarter. Fee income was also strong in the quarter in syndicated lending, where volume increased significantly over the first quarter due to increased market activity, improved share and business mix. Excluding the impact of the significant items, noninterest income increased 8% year-over-year.

Noninterest expense was $564 million, up $26 million, or 5%, from the year-ago quarter. This reflected modest increases in several expense categories. Expenses were down 1% from the first quarter, reflecting efficiency gains as staffing levels have been managed flat to down since the end of last year.

First USA

---------------------------------------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                                       % change vs.          Adjusted
                                         2Q99        1Q00         2Q00         2Q99        1Q00          2Q00
                                         ----        ----         ----         ----        ----          ----
Net interest income (1)                 $1,781      $1,525       $1,451         (19)%        (5)%       $1,451
Provision                                  898         969          935           4          (4)           900
Noninterest income                         455         264         (153)       (134)       (158)           307
Noninterest expense                        818         715          961          17          34            679
Net income (loss)                          339          67         (379)         NM          NM            113

Return on outstandings (pretax)            3.0%        0.6%        (3.6)%                                  1.1%
Return on equity                            23           4          (25)                                     7
Efficiency ratio                            37          40           74                                     39
Managed net charge-off ratio              5.25        5.78         5.44                                   5.44

Loans - average                         $ 68.9      $ 67.1       $ 66.1          (4)         (1)        $ 66.1
Assets - average                          75.0        72.8         70.6          (6)         (3)          70.6
Common equity - average                    6.0         6.2          6.1           2          (2)           6.1
Note:  Amounts may not add due to rounding
       NM = not meaningful
       (1) Fully taxable equivalent basis
---------------------------------------------------------------------------------------------------------------

First USA reported a net loss of $379 million, a decrease of $718 million from the year-ago quarter. Earnings for the second quarter were affected by several items, primarily impairment-related asset write-downs totaling $777 million pretax. Excluding these items, adjusted earnings were $113 million after tax with a pretax return on outstandings of 1.1% for the quarter, up from 0.6% in the prior quarter.

Net interest income of $1.451 billion decreased $330 million, or 19%, from the year-ago quarter due to margin compression resulting from the attrition of higher priced accounts, reduced margins and lower outstandings.

The provision declined $34 million from the first quarter reflecting continued improvement in delinquency trends and a reduction in managed charge-offs. Compared with the first quarter, the managed delinquency rates for 30 and 90 days declined from 4.08% to 3.83% and from 1.91% to 1.69%, respectively. The managed charge-off rate declined to 5.44% from 5.78% in the prior quarter.

Noninterest income declined $608 million from the prior year primarily related to the impairment write downs on the interest-only strip and affinity partnership agreements, which totaled $460 million pretax, net of a $46 million gain on the sales of the Canadian and U.K. credit card operations. The prior year quarter included net securitization gains of $50 million compared with net securitization amortization of $30 million in the current quarter. Noninterest income increased from the first quarter due to the seasonal benefit of higher interchange income.

Excluding this quarter's $275 million pretax write down of purchased credit card intangible assets and other adjustments, noninterest expense declined $139 million, or 17%, from the prior year. Expense saving initiatives including staff reductions, lower processing costs and reduced marketing expense drove this improvement.

Compared to the year-ago period, average outstandings decreased approximately 4%. At quarter-end, First USA had 54.6 million cards issued. About 826,000 new accounts were opened during the quarter. Overall attrition levels continue to improve and are performing better than expected.

Investment Management

--------------------------------------------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                                            % change vs.          Adjusted
                                           2Q99          1Q00          2Q00          2Q99       1Q00          2Q00
                                           ----          ----          ----          ----       ----          ----
Net interest income (1)                   $   99        $  100        $  101           2%          1%        $  101
Provision                                      0             2             2          NM          --              2
Noninterest income                           295           287           288          (2)         --            288
Noninterest expense                          255           257           272           7           6            263
Net income                                    91            81            73         (20)        (10)            79

Return on equity                              41%           36%           33%                                    35%
Efficiency ratio                              65            66            70                                     68

Loans - average                           $  5.7        $  6.4        $  6.5          14           2         $  6.5
Assets - average                             7.1           7.7           7.5           6          (3)           7.5
Deposits - average                           8.7           8.7           8.6          (1)         (1)           8.6
Common equity - average                      0.9           0.9           0.9          --          --            0.9
Assets under management - average          124.7         126.9         129.4           4           2          129.4
Note:  Amounts may not add due to rounding
       NM = not meaningful
       (1) Fully taxable equivalent basis
--------------------------------------------------------------------------------------------------------------------

Investment Management net income declined $18 million, or 20%, from the year-ago period. Results for the year-ago quarter included $26 million pretax of nonrecurring gains.

Net interest income of $101 million increased 2% from the year-ago period. Higher spread income associated with the 14% increase in average loans was partially offset by a 1% decrease in average deposits.

Noninterest income of $288 million decreased $7 million, or 2%, year-over-year. Excluding the impact of the sale of a subsidiary in the year-ago period, noninterest income increased $18 million, or 7%, primarily driven by increased revenue from private banking, investment products and institutional sales.

Noninterest expense of $272 million increased $17 million, or 7%, year-over-year. Excluding the impact of the sale of a subsidiary in the year-ago period, noninterest expense increased 3% reflecting increased commissions and processing expense related to the higher sales volumes.

Assets under management increased to $129.4 billion, or 4%, from the year-ago period. One Group(R) mutual fund assets under management increased 15% to $66.9 billion in the second quarter of 2000. This increase was partially a result of assets shifting from individually managed assets to mutual funds. One Group(R) fund performance continues to remain strong, with 90% of funds rated three stars or better by Morningstar.

Corporate Investments

--------------------------------------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                                        % change vs.        Adjusted
                                          2Q99        1Q00         2Q00         2Q99        1Q00        2Q00
                                          ----        ----         ----         ----        ----        ----
Net interest income (1)                   $ 48        $ 35         $ 30         (38)%       (14)%        $ 30
Provision                                    0           1            1          NM          --             1
Noninterest income                          97         185           52         (46)        (72)           52
Noninterest expense                         34          39           31          (9)        (21)           31
Net income                                  90         141           61         (32)        (57)           61

Return on equity                            36%         47%          20%                                   20%
Efficiency ratio                            23          18           38                                    38

Loans - average                           $3.4        $3.4         $3.5           3           3          $3.5
Assets - average                           7.5         8.0          8.4          12           5           8.4
Common equity - average                    1.0         1.2          1.2          20          --           1.2
Note:  Amounts may not add due to rounding
       NM = not meaningful
       (1) Fully taxable equivalent basis
--------------------------------------------------------------------------------------------------------------

Corporate Investments net income of $61 million declined $29 million year-over-year, as the year-ago quarter's performance was strong.

Net interest income of $30 million declined $18 million from the year-ago quarter, largely a result of growth in non-interest bearing investments in addition to higher funding costs. Lease spread income has declined modestly reflecting a net increase in outstandings at lower yields.

Noninterest income was $52 million in the second quarter, down $45 million from the year-ago quarter. Market-driven revenue, derived primarily from venture capital and private equity investments, declined $18 million from the year-ago quarter and $103 million from the particularly strong first quarter.

Weakness in the second quarter results reflects lower valuations on investments. Other returns were similarly affected by market conditions.

Noninterest expense of $31 million declined 9% from the year-ago quarter and 21% from the prior quarter, reflecting continued expense discipline. Lower incentives and other market-related expenditures, a function of the slower market activity, contributed to the expense decrease.

Corporate / Unallocated

---------------------------------------------------------------------------------------------------------------
Income Statement ($ millions)
Balance Sheet ($ billions)                                                       % change vs.          Adjusted
                                         2Q99        1Q00          2Q00        2Q99         1Q00         2Q00
                                         ----        ----          ----        ----         ----         ----
Net interest income (1)                 $  37        $(115)       $ (75)         NM%         35%         $ (75)
Provision                                 (14)           0            0         100          NM              0
Noninterest income                        105          118         (422)         NM          NM             10
Noninterest expense                        18           78          582          NM          NM             51
Net income (loss)                          99          (36)        (730)         NM          NM            (70)

Assets - average                        $32.8        $35.3        $42.0          28          19          $42.0
Deposits - average                       17.0         22.1         20.5          21          (7)          20.5
Common equity - average                   2.5          0.0         (0.9)       (136)         NM           (0.9)
Note:  Amounts may not add due to rounding
       NM = not meaningful
       (1) Fully taxable equivalent basis
---------------------------------------------------------------------------------------------------------------

Corporate/Unallocated reported a net loss of $730 million, a decrease of $829 million from the year-ago quarter and $694 million from the first quarter. Earnings for the second quarter were impacted by $963 million pretax of significant items, primarily losses on the restructuring of the investment securities portfolio, increased legal accruals and charges for abandoned facilities and correcting operational errors.

Net interest income in the current quarter represented a net expense of $75 million. Net interest income for this line of business represents the earnings on the corporate investment securities portfolio, as well as the impact of interest rate risk not allocated to the lines of business and the cost to carry unallocated net assets. This net amount will vary from period to period as the rate risk of the Corporation fluctuates and as the unallocated net asset position changes.

There was no provision expense for the current quarter as this was fully reflected in the appropriate lines of business. This should generally be the case as Corporate/Unallocated seldom contains any loans or other assets that would require a loss provision.

Noninterest income declined $527 million from the year-ago quarter and $540 million from the first quarter reflecting the impact of the $415 million securities portfolio write down and other items in the second quarter. Excluding these items, noninterest income was down versus a year ago due to nonrecurring transactions in the 1999 quarter.

The increase in noninterest expense reflected the $531 million impact of significant second quarter items. Excluding these impacts, the remaining noninterest expense represents unallocated support costs that vary from quarter to quarter.

Credit Quality

Nonperforming assets were $1.784 billion at the end of the second quarter, up $123 million from $1.661 billion at March 31, 2000. Nonperforming assets include nonperforming commercial loans, other real estate owned and consumer loans 90-days past due. The nonperforming asset ratio was 1.03% at June 30, 2000, and the allowance for credit losses was 1.73% of loans, compared with 0.99% and 1.39%, respectively, at March 31, 2000.

Total managed net charge-offs in the second quarter were $1.152 billion, or 1.99% of total average managed loans, down slightly from $1.176 billion, or 2.04% in the 2000 first quarter and comparable to the $1.075 billion, or 1.99%, in the year-ago quarter. The managed loan loss provision of $1.846 billion in the second quarter exceeded managed net charge-offs by $694 million, primarily reflecting the $668 million increase to the allowance for credit losses included in this quarter's significant items. This increase related to significant deterioration during the quarter in the commercial lending portfolio, continued refinements in the methodology to assess inherent losses, and an assessment of the current economic environment.

Credit card managed net charge-offs were 5.44% in the second quarter compared with 5.25% in the year-ago quarter, but down from 5.78% in the prior quarter. Consumer loan net charge-offs of 0.82% were up from 0.61% in the year-ago quarter and from 0.76% in the prior quarter. Commercial net charge-offs in the 2000 second quarter were 0.47%, up from 0.36% in year-ago quarter and 0.34% in the first quarter reflecting the credit quality deterioration in the commercial loan portfolio.

Capital Management

The common equity to managed assets ratio was 5.9% at June 30, 2000, down from 6.3% as of March 31, 2000. Tier 1 and total capital ratios were 7.1% and 10.2%, respectively, down from 7.7% and 10.6%, respectively, as of March 31, 2000. The decline in the capital ratios reflected the second quarter loss. Despite the decline, these capital ratios remained very strong and exceed well-capitalized regulatory guidelines.

BANK ONE CORPORATION is the nation's fifth largest bank holding company, with assets of more than $270 billion. Bank One offers a full range of financial services to commercial and business customers and consumers. It is the world's second largest VISA/MasterCard issuer, the third largest bank lender to small businesses, a leading national automotive lender, and one of the top 25 managers of mutual funds. A leader in the retail market, Bank One operates more than 1,800 banking centers and a nationwide network of ATMs. In addition, it is a major commercial bank in the United States and in select international markets.

Forward-looking Statement

The following appears in accordance with the Private Securities Litigation Reform Act of 1995:

This discussion of financial results contains forward-looking statements about the Company, including descriptions of plans or objectives of its management for future operations, products or services, and forecasts of its revenues, earnings or other measures of economic performance. Forward-looking statements can be identified by the fact that they do not relate strictly to historical or current facts. They often include the words "believe," "expect," "anticipate," "intend," "plan," "estimate" or words of similar meaning, or future or conditional verbs such as "will," "would," "should," "could" or "may."

Forward-looking statements, by their nature, are subject to risks and uncertainties. A number of factors--many of which are beyond the Company's control--could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements. The Company's reports filed with the Securities and Exchange Commission, including the Company's Form 10-K for the year ended December 31, 1999, describe some of these factors, including certain credit, market, operational, liquidity and interest rate risks associated with the Company's business and operations. Other factors described in the Company's December 31, 1999 Form 10-K include changes in business and economic conditions, competition, fiscal and monetary policies and legislation including the Gramm-Leach-Bliley Act of 1999.

Forward-looking statements speak only as of the date they are made. The Company does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made or to reflect the occurrence of unanticipated events, such as further market deterioration that adversely affects credit quality, auto lease residuals and credit card asset values.


Line of Business Basis of Discussion
------------------------------------

In addition to showing reported results, solely for analytical purposes second quarter results are also shown on an adjusted basis, which excludes the impact of this quarter's significant items.

In addition, First USA's presentation is on a managed basis with information modified from reported results to include credit card loans that were securitized and removed from the balance sheet. The net revenue related to these securitized loans are reclassified from noninterest income to net interest income and provision for credit losses as if the securitization had not occurred.

During the quarter, certain decisions were made related to the reporting of line of business results. This included the reporting of additional segments, as well as changes in the methodologies including the allocation of certain costs. Prior disclosures have been restated to conform to the current methodologies.
As a result, the current line of business result presentation differs significantly from that previously reported.

                                      ###

     Information about Bank One's financial results can be accessed on the Internet at www.bankone.com or through fax-on-demand at 877-ONE-FACT. A meeting and conference call discussing the results will be held at 8:30 a.m.
(EDT) today at the St. Regis Hotel in New York City. To participate in the conference call, phone 800-327-5188 (domestic) or 706-634-8048 (international); the access code is 883393. The presentation handout will be available on the Internet at www.bankone.com. A playback of this conference call will be available after 1:00 p.m. today through Friday, July 28 by calling 800-642-1687 (domestic) or 706-645-9291 (international); the access code is 883393.


Media Contacts:
Thomas A. Kelly        (312) 732-7007
Stan A. Lata           (312) 732-6209

Investor Contacts:
Jay S. Gould           (312) 732-5771
Sandra M. Catanzaro    (312) 732-8013
Larry J. Peepo         (312) 732-6638

BANK ONE CORPORATION and Subsidiaries

Summary of Selected Financial Information                                 Three Months Ended
                                                    ---------------------------------------------------------------
                                                     Jun 30        Mar 31         Dec 31        Sep 30     Jun 30
($ millions, except per-share amounts)                2000          2000           1999          1999       1999
--------------------------------------              --------      --------       --------      --------   ---------
INCOME STATEMENT DATA
---------------------
Net interest income (FTE)                           $  2,257      $  2,228       $  2,221         2,271   $   2,341
Provision for credit losses                            1,013           362            416           277         275
Noninterest income                                       288         1,821          1,782         2,098       2,222
Noninterest expense                                    3,507         2,661          3,030         2,713       2,806
Net income (loss)                                     (1,269)          689            411           925         992

PER COMMON SHARE DATA
---------------------
Net income (loss) - basic                           $  (1.11)         0.60       $   0.36      $   0.79    $   0.84
Net income (loss) - diluted (1)                        (1.11)         0.60           0.36          0.79        0.83
Cash dividends declared                                 0.42          0.42           0.42          0.42        0.42
Book Value                                             16.12         17.43          17.34         17.32       17.73

BALANCE SHEET DATA
------------------
Loans:
     managed                                        $234,412      $229,673       $229,196      $222,117    $218,795
     reported                                        172,591       168,078        163,877       158,143     157,464
Deposits                                             163,169       164,643        162,278       156,900     156,454
Long-term debt                                        39,093        38,753         35,435        34,735      27,728
Total assets                                         272,709       273,008        269,425       264,135     256,033
Common stockholders' equity                           18,630        20,081         19,900        19,860      20,860
Total stockholders' equity                            18,820        20,271         20,090        20,050      21,050

Credit Quality
--------------
Net charge-offs to average loans                        0.75%         0.64%          0.95%         0.68%       0.71%
Allowance for credit losses to loans outstanding        1.73          1.39           1.39          1.42        1.43
Nonperforming assets to related assets                  1.03          0.99           1.02          1.06        1.03

FINANCIAL PERFORMANCE RATIOS
----------------------------
Net interest margin:
     managed                                            4.80%         4.91%          4.98%         5.32%       5.55%
     reported                                           3.77          3.78           3.79          4.04        4.26
Return on assets                                       (1.87)%        1.03%          0.62%         1.44%       1.57%
Return on common equity                                (26.0)         13.9            8.2          18.2        19.1
Efficiency Ratio:
     managed                                           103.8%         53.7%          62.1%         52.1%       52.3%
     reported                                          137.8          65.7           75.7          62.1        61.5


EQUITY RATIOS
-------------
Regulatory leverage ratio                                7.0%          7.7%           7.7%          7.9%        8.1%
Risk-based capital:
     Tier 1 ratio                                        7.1           7.7            7.7           7.7         8.1
     Total capital ratio                                10.2          10.6           10.7          10.8        11.4

Common Stock Data
-----------------
Average shares outstanding, basic                      1,153         1,149          1,147         1,167       1,180
Average shares outstanding, diluted (1)                1,153         1,155          1,154         1,177       1,195
Stock price, quarter-end                            $  26.56      $  34.38       $  32.00      $  34.81    $  59.56

(1) Common equivalent shares have been excluded from the computation of diluted loss per share in the second quarter of 2000, as the effect would be antidilutive

BANK ONE CORPORATION and Subsidiaries

                                                                   Three Months Ended
                                                ------------------------------------------------------------
Consolidated Statement of Income                  Jun 30     Mar 31        Dec 31        Sep 30       Jun 30
($ millions, except per-share amounts)             2000       2000          1999          1999         1999
---------------------------------------          -------     -------      --------      --------     -------
Interest income                                  $ 4,966      $4,753        $4,548        $4,314      $4,236
Interest expense                                   2,745       2,560         2,360         2,072       1,925
                                                 -----------------------------------------------------------
  Net interest income                              2,221       2,193         2,188         2,242       2,311

Provision for credit losses                        1,013         362           416           277         275
                                                 -----------------------------------------------------------
  Net interest income after
   provision for credit losses                     1,208       1,831         1,772         1,965       2,036
                                                 -----------------------------------------------------------

Noninterest Income
Trading profits (losses)                              (3)         64            17            30          33
Equity securities gains                               60         143           100            86         133
Investment securities gains (losses)                (414)         15             2             6          34
                                                 -----------------------------------------------------------
       Market-driven revenue                        (357)        222           119           122         200

Credit card revenue                                  477         578           714           897         873
Fiduciary and investment management fees             200         195           216           201         197
Service charges and commissions                      694         713           701           671         723
                                                 -----------------------------------------------------------
          Fee-based revenue                        1,371       1,486         1,631         1,769       1,793
Other income (loss)                                 (726)        113            32           207         229
                                                 -----------------------------------------------------------
          Total noninterest income                   288       1,821         1,782         2,098       2,222
                                                 -----------------------------------------------------------

Noninterest Expense
Salaries and benefits                              1,132       1,098         1,081           970       1,073
Net occupancy and equipment expense                  223         222           244           220         219
Depreciation and amortization                        439         163           186           167         169
Outside services and processing                      375         408           459           458         420
Marketing and development                            245         226           230           341         302
Communication and transportation                     207         212           216           205         208
Merger-related and restructuring charges             229         (19)          189            56         145
Other expense                                        657         351           425           296         270
                                                 -----------------------------------------------------------
          Total noninterest expense                3,507       2,661         3,030         2,713       2,806
                                                 -----------------------------------------------------------

Income (loss) before income taxes                 (2,011)        991           524         1,350       1,452
Provision for income taxes                          (742)        302           113           425         460
                                                 -----------------------------------------------------------
Net income (loss)                                $(1,269)     $  689        $  411        $  925      $  992
                                                 ===========================================================
Net income (loss) attributable to common
  stockholder's equity                           $(1,272)     $  686        $  408        $  922      $  989
                                                 ===========================================================

Earnings (loss) per common share
     --Basic                                     $ (1.11)     $ 0.60        $ 0.36        $ 0.79      $ 0.84
     --Diluted (1)                               $ (1.11)     $ 0.60        $ 0.36        $ 0.79      $ 0.83
Average common shares outstanding (millions)
     --Basic                                       1,153       1,149         1,147         1,167       1,180
     --Diluted (1)                                 1,153       1,155         1,154         1,177       1,195

(1) Common equivalent shares have been excluded from the computation of diluted loss per share in the second quarter of 2000, as the effect would be antidilutive.

BANK ONE CORPORATION and Subsidiaries

                                                                 Six Months Ended
                                                                 ----------------
Consolidated Statement of Income                                 Jun 30    Jun 30
($ millions, except per-share amounts)                            2000      1999
-------------------------------------------------------------    -------   ------
Interest income                                                  $ 9,719   $8,432
Interest expense                                                   5,305    3,841
                                                                 ----------------
    Net interest income                                            4,414    4,591

Provision for credit losses                                        1,375      556
                                                                 ----------------
    Net interest income after provision for credit losses          3,039    4,035
                                                                 ----------------

Noninterest Income
Trading profits                                                       61      100
Equity securities gains                                              203      229
Investment securities gains (losses)                                (399)      86
                                                                 ----------------
        Market-driven revenue                                       (135)     415

Credit card revenue                                                1,055    1,802
Fiduciary and investment management fees                             395      376
Service charges and commissions                                    1,407    1,413
                                                                 ----------------
        Fee-based revenue                                          2,857    3,591
Other income (loss)                                                 (613)     806
                                                                 ----------------
        Total noninterest income                                   2,109    4,812
                                                                 ----------------

Noninterest Expense
Salaries and benefits                                              2,230    2,220
Net occupancy and equipment expense                                  445      446
Depreciation and amortization                                        602      344
Outside services and processing                                      783      826
Marketing and development                                            471      617
Communication and transportation                                     419      408
Merger-related and restructuring charges                             210      309
Other expense                                                      1,008      577
                                                                 ----------------
        Total noninterest expense                                  6,168    5,747
                                                                 ----------------

Income (loss) before income taxes                                 (1,020)   3,100
Provision for income taxes                                          (440)     957
                                                                 ----------------
Net income (loss)                                                $  (580)  $2,143
                                                                 ================
Net income (loss) attributable to common stockholder's equity    $  (586)  $2,137
                                                                 ================

Earnings per common share
    --Basic                                                      $ (0.51)  $ 1.81
    --Diluted (1)                                                $ (0.51)  $ 1.79
Average common shares outstanding (millions)
    --Basic                                                        1,150    1,179
    --Diluted (1)                                                  1,150    1,194

(1) Common equivalent shares have been excluded from the computation of diluted loss per share in the second quarter of 2000, as the effect would be antidilutive.

BANK ONE CORPORATION and Subsidiaries

Consolidated Balance Sheet                                                Jun 30      Mar 31      Dec 31      Sep 30      Jun 30
($ millions)                                                               2000        2000        1999        1999        1999
-------------------------------------------------------------          -----------  ----------  ----------  ----------  ---------
Assets
Cash and due from banks                                                  $ 16,470    $ 15,267    $ 16,076    $ 15,325    $ 15,336
Interest bearing due from banks                                             7,649       8,105       6,645       5,145       3,953
Federal funds sold and securities under resale agreements                  10,592      10,998       9,782      13,257      10,633
Trading assets                                                             10,681       5,587       7,952       6,561       5,157
Derivative product assets                                                   3,278       3,207       3,372       3,746       4,270
Investment securities                                                      38,288      47,459      47,912      47,971      45,197
Loans
  Commercial                                                              101,813      98,099      96,352      93,183      89,723
  Consumer                                                                 66,306      65,087      63,488      58,944      59,613
  Credit Card                                                               4,472       4,892       4,037       6,016       8,128
                                                                         ---------------------------------------------------------
       Total loans                                                        172,591     168,078     163,877     158,143     157,464
Allowance for credit losses                                                (2,983)     (2,338)     (2,285)     (2,252)     (2,250)
                                                                         ---------------------------------------------------------
    Loans, net                                                            169,608     165,740     161,592     155,891     155,214
Other assets:
  Bank premises and equipment, net                                          3,073       3,266       3,317       3,279       3,253
  Other                                                                    13,070      13,379      12,777      12,960      13,020
                                                                         ---------------------------------------------------------
    Total other assets                                                     16,143      16,645      16,094      16,239      16,273
                                                                         ---------------------------------------------------------
    Total assets                                                         $272,709    $273,008    $269,425    $264,135    $256,033
                                                                         =========================================================

Liabilities
Deposits
  Demand                                                                 $ 29,055    $ 29,923    $ 31,194    $ 29,979    $ 33,881
  Savings                                                                  63,722      65,292      64,435      65,906      64,511
  Time                                                                     43,170      40,263      36,877      35,136      33,613
  Foreign offices                                                          27,222      29,165      29,772      25,879      24,449
                                                                         ---------------------------------------------------------
    Total deposits                                                        163,169     164,643     162,278     156,900     156,454
Federal funds purchased and repurchase agreements                          17,610      18,451      18,720      20,493      19,710
Other short-term borrowings                                                21,827      18,261      21,211      19,405      16,649
Long-term borrowings                                                       37,515      37,175      33,857      33,157      26,725
Guaranteed preferred beneficial interest in the
      Corporation's junior subordinated debt                                1,578       1,578       1,578       1,578       1,003
Derivative product liabilities                                              3,201       3,100       3,332       3,902       4,619
Other liabilities                                                           8,989       9,529       8,359       8,650       9,823
                                                                         ---------------------------------------------------------
    Total liabilities                                                     253,889     252,737     249,335     244,085     234,983
                                                                         ---------------------------------------------------------

Stockholders' Equity
Preferred stock                                                               190         190         190         190         190
Common stock                                                                   12          12          12          12          12
Surplus                                                                    10,605      10,679      10,799      10,740      10,762
Retained earnings                                                           9,484      11,242      11,037      11,099      10,673
Accumulated other adjustments to stockholders' equity                        (135)       (358)       (263)       (258)       (146)
Deferred compensation                                                        (156)       (165)       (118)       (128)       (137)
Treasury stock                                                             (1,180)     (1,329)     (1,567)     (1,605)       (304)
                                                                         ---------------------------------------------------------
    Total stockholders' equity                                             18,820      20,271      20,090      20,050      21,050
                                                                         ---------------------------------------------------------
    Total liabilities and stockholders' equity                           $272,709    $273,008    $269,425    $264,135    $256,033
                                                                         =========================================================

Common Shares -- period-end (millions)
Common shares issued                                                        1,181       1,181       1,182       1,182       1,182
Treasury shares                                                                26          29          35          35           5
                                                                         --------------------------------------------------------
Common shares outstanding                                                   1,155       1,152       1,147       1,147       1,177
                                                                         =========================================================

BANK ONE CORPORATION and Subsidiaries

                                              Second Quarter 2000             First Quarter 2000            Fourth Quarter 1999
Average Balance Sheet, Yields, & Rates    ----------------------------   ----------------------------   ----------------------------
Managed (1)                                Average    Income/   Yield/    Average    Income/   Yield/    Average    Income/   Yield/
($ millions)                               Balance    Expense    Rate     Balance    Expense    Rate     Balance    Expense    Rate
--------------------------------------    --------    -------   ------   --------    -------   ------   --------    -------   ------
Assets
Short-term investments                    $ 17,356    $   276    6.40%   $ 15,451    $   226    5.88%   $ 15,985    $   215    5.34%
Trading assets (2)                           6,442        100    6.24       6,909        100    5.82       6,614         99    5.94
Investment securities: (2)
  U.S. government and federal agency        15,074        260    6.94      15,641        258    6.63      15,046        257    6.78
  States and political subdivisions          1,398         27    7.77       1,483         28    7.59       1,646         30    7.23
  Other                                     12,516        167    5.37      12,482        165    5.32      14,666        188    5.09
                                          -------------------            -------------------            -------------------
  Total investment securities               28,988        454    6.30      29,606        451    6.13      31,358        475    6.01
Loans (2) (3)
  Commercial                               100,146      2,133    8.57      97,973      1,941    7.97      93,491      1,862    7.90
  Consumer                                  65,527      1,455    8.93      65,118      1,493    9.22      62,577      1,334    8.46
  Credit Card                               66,148      2,449   14.89      67,095      2,499   14.98      68,678      2,570   14.85
                                          -------------------            -------------------            -------------------
  Total loans, net                         231,821      6,037   10.47     230,186      5,933   10.37     224,746      5,766   10.18

Total earning assets                       284,607      6,867    9.70     282,152      6,710    9.56     278,703      6,555    9.33

Allowance for credit losses                 (2,531)                        (2,367)                        (2,294)
Other assets - nonearning                   34,528                         33,772                         34,939
                                          --------                       --------                       --------
  Total assets                            $316,604                       $313,557                       $311,348
                                          ========                       ========                       ========

Liabilities and Stockholders' Equity
Deposits--interest-bearing
  Savings                                 $ 16,973    $    60    1.42    $ 16,942      $  61    1.45    $ 18,955    $    70    1.47
  Money market                              48,450        410    3.40      47,606        400    3.38      46,066        379    3.26
  Time                                      41,946        609    5.84      38,818        550    5.70      36,083        481    5.29
  Foreign offices                           28,848        408    5.69      29,443        378    5.16      27,292        338    4.91
                                          -------------------            -------------------            -------------------
  Total deposits--interest-bearing         136,217      1,487    4.39     132,809      1,389    4.21     128,396      1,268    3.92
Federal funds purchased and securities
 under repurchase agreements                18,632        281    6.07      19,316        266    5.54      19,126        245    5.08
Other short-term borrowings                 63,029      1,033    6.59      64,751      1,003    6.23      65,873        995    5.99
Long-term debt                              38,642        670    6.97      36,484        607    6.69      35,672        550    6.12
                                          -------------------            -------------------            -------------------
  Total interest-bearing liabilities       256,520      3,471    5.44     253,360      3,265    5.18     249,067      3,058    4.87
Demand deposits                             27,692                         27,921                         29,223
Other liabilities                           12,503                         12,305                         13,051
Preferred stock                                190                            190                            190
Common stockholders' equity                 19,699                         19,781                         19,817
                                          --------                       --------                       --------
  Total liabilities and equity            $316,604                       $313,557                       $311,348
                                          ========                       ========                       ========

Interest income/earning assets                        $ 6,867    9.70%               $ 6,710    9.56%               $ 6,555    9.33%
Interest expense/earning assets                         3,471    4.90                  3,265    4.65                  3,058    4.35
                                                      ----------------               ----------------               ----------------
Net interest margin                                   $ 3,396    4.80%               $ 3,445    4.91%               $ 3,497    4.98%
                                                      ================               ================               ================

(1) Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries

                                                                  Third Quarter 1999                Second Quarter 1999
Average Balance Sheet, Yields, & Rates                     ---------------------------------  -------------------------------
Managed (1)                                                   Average    Income/    Yield/      Average    Income/    Yield/
($ millions)                                                  Balance    Expense      Rate      Balance    Expense     Rate
-------------------------------------------                -----------  ---------- ---------  ----------- ---------- --------
Assets
Short-term investments                                       $ 13,164    $  159      4.79%     $ 12,602     $  142      4.52%
Trading assets (2)                                              6,185        84      5.39         6,046         76      5.04
Investment securities: (2)
   U.S. government and federal agency                          15,111       247      6.48        15,395        259      6.75
   States and political subdivisions                            1,765        32      7.19         1,909         34      7.14
   Other                                                       13,839       172      4.93        13,613        155      4.57
                                                             ------------------                -------------------
   Total investment securities                                 30,715       451      5.83        30,917        448      5.81
Loans (2) (3)
   Commercial                                                  91,186     1,719      7.48        88,911      1,649      7.44
   Consumer                                                    59,876     1,285      8.51        58,065      1,240      8.57
   Credit Card                                                 69,153     2,661     15.27        68,947      2,646     15.39
                                                             ------------------                -------------------
   Total loans, net                                           220,215     5,665     10.21       215,923      5,535     10.28

Total earning assets                                          270,279     6,359      9.33       265,488      6,201      9.37

Allowance for credit losses                                    (2,283)                           (2,260)
Other assets - nonearning                                      33,721                            35,021
                                                             ---------                         ---------
  Total assets                                               $301,717                          $298,249
                                                             =========                         =========

Liabilities and Stockholders' Equity
Deposits -- interest-bearing
  Savings                                                    $ 19,705    $   74      1.49      $ 20,843     $   83      1.60
  Money market                                                 46,526       367      3.13        42,903        343      3.21
  Time                                                         34,842       425      4.84        34,097        428      5.03
  Foreign offices                                              25,350       296      4.63        22,548        245      4.36
                                                             ------------------                -------------------
   Total deposits -- interest-bearing                         126,423     1,162      3.65       120,391      1,099      3.66
Federal funds purchased and securities
  under repurchase agreements                                  17,557       213      4.81        20,354        231      4.55
Other short-term borrowings                                    64,411       901      5.55        62,638        811      5.21
Long-term debt                                                 31,326       460      5.83        26,417        385      5.85
                                                             ------------------                -------------------
   Total interest-bearing liabilities                         239,717     2,736      4.53       229,800      2,526      4.42
Demand deposits                                                29,189                            32,924
Other liabilities                                              12,479                            14,591
Preferred stock                                                   190                               190
Common stockholders' equity                                    20,142                            20,744
                                                             --------                          --------
   Total liabilities and equity                              $301,717                          $298,249
                                                             ========                          ========

Interest income/earning assets                                           $6,359      9.33%                  $6,201      9.37%
Interest expense/earning assets                                           2,736      4.02                    2,526      3.82
                                                                         -----------------                  -----------------
Net interest margin                                                      $3,623      5.32%                  $3,675      5.55%
                                                                         =================                  =================

(1) Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries

                                                                            Six Months Ended
                                              ---------------------------------------------------------------------------
Average Balance Sheet, Yields, & Rates                  June 30, 2000                             June 30, 1999
                                              ----------------------------------        ---------------------------------
Managed (1)                                    Average      Income        Yield/         Average      Income      Yield/
($ millions)                                   Balance      Expense        Rate          Balance      Expense      Rate
--------------------------------------         -------      -------       ------         -------      -------     ------
Short-term investments                        $ 16,404      $   502         6.15%       $ 13,367      $   304       4.59%
Trading assets (1)                               6,676          200         6.02           5,852          150       5.17
Investment securities: (1)
   U.S. government and federal agency           15,357          518         6.78          15,380          504       6.61
   States and political subdivisions             1,440           55         7.68           1,966           73       7.49
   Other (2)                                    12,500          332         5.34          12,671          297       4.73
                                              ---------------------                     ---------------------
  Total investment securities                   29,297          905         6.21          30,017          874       5.87
Loans  (1) (3)
   Commercial                                   99,059        4,074         8.27          87,990        3,231       7.40
   Consumer                                     65,323        2,948         9.08          57,623        2,522       8.83
   Credit card (2)                              66,621        4,948        14.94          69,046        5,299      15.48
                                              ---------------------                     ---------------------
   Total loans, net                            231,003       11,970        10.42         214,659       11,052      10.38

Total earning assets                           283,380       13,577         9.63         263,895       12,380       9.46

Allowance for credit losses                     (2,449)                                   (2,292)
Other assets - nonearning                       34,149                                    36,173
                                              --------                                  --------
  Total assets                                $315,080                                  $297,776
                                              ========                                  ========

Deposits -- interest-bearing
  Savings                                     $ 16,957      $   121         1.43        $ 20,411      $   166       1.64
  Money market                                  48,028          810         3.39          43,139          699       3.27
  Time                                          40,382        1,159         5.77          34,937          878       5.07
  Foreign offices                               29,146          786         5.42          21,956          478       4.39
                                              ---------------------                     ---------------------
   Total deposits -- interest-bearing          134,513        2,876         4.30         120,443        2,221       3.72
Federal funds purchased and securities
  under repurchase agreements                   18,974          547         5.80          21,104          477       4.56
Other short-term borrowings                     63,890        2,036         6.41          61,941        1,611       5.24
Long-term debt                                  37,563        1,277         6.84          25,167          735       5.89
                                              ---------------------                     ---------------------
   Total interest-bearing liabilities          254,940        6,736         5.31         228,655        5,044       4.45
Demand deposits                                 27,806                                    33,287
Other liabilities                               12,404                                    15,091
Preferred stock                                    190                                       190
Common stockholders' equity                     19,740                                    20,553
                                              --------                                  --------
   Total liabilities and equity               $315,080                                  $297,776
                                              ========                                  ========

Interest income/earning assets                              $13,577         9.63%                     $12,380       9.46%
Interest expense/earning assets                               6,736         4.78                        5,044       3.85
                                                            --------------------                      ------------------
Net interest margin                                         $ 6,841         4.85%                     $ 7,336       5.61%
                                                            ====================                      ==================

(1) Managed data adjusted for credit card securitization activity.
(2) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(3) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries
                                                      Second Quarter 2000                    First Quarter 2000
Average Balance Sheet, Yields, & Rates           ------------------------------        -------------------------------
Reported                                         Average     Income/     Yield/        Average      Income/     Yield/
($ millions)                                     Balance     Expense      Rate         Balance      Expense      Rate
----------------------------------------------------------------------------------------------------------------------
Assets
Short-term investments                          $ 17,356     $  276       6.40%       $ 15,451       $  226      5.88%
Trading assets (1)                                 6,442        100       6.24           6,909          100      5.82
Investment securities: (1)
   U.S. government and federal agency             15,074        260       6.94          15,641          258      6.63
   States and political subdivisions               1,398         27       7.77           1,483           28      7.59
   Other                                          29,813        575       7.76          30,406          564      7.46
                                                -------------------                   ---------------------
  Total investment securities                     46,285        862       7.49          47,530          850      7.19
Loans (1) (2)
   Commercial                                    100,146      2,133       8.57          97,973        1,941      7.97
   Consumer                                       65,527      1,455       8.93          65,118        1,493      9.22
   Credit Card                                     5,070        176      13.96           4,332          178     16.53
                                                -------------------                   ---------------------
   Total loans, net                              170,743      3,764       8.87         167,423        3,612      8.68

Total earning assets                             240,826      5,002       8.35         237,313        4,788      8.11

Allowance for credit losses                       (2,531)                               (2,367)
Other assets - nonearning                         34,528                                33,772
                                                --------                              --------
  Total assets                                  $272,823                              $268,718
                                                ========                              ========

Liabilities and Stockholders' Equity
Deposits -- interest-bearing
  Savings                                       $ 16,973     $   60       1.42        $ 16,942       $   61      1.45
  Money market                                    48,450        410       3.40          47,606          400      3.38
  Time                                            41,946        609       5.84          38,818          550      5.70
  Foreign offices                                 28,848        408       5.69          29,443          378      5.16
                                                -------------------                   ---------------------
   Total deposits -- interest-bearing            136,217      1,487       4.39         132,809        1,389      4.21
Federal funds purchased and securities
  under repurchase agreements                     18,632        281       6.07          19,316          266      5.54
Other short-term borrowings                       19,248        307       6.41          19,912          298      6.02
Long-term debt                                    38,642        670       6.97          36,484          607      6.69
                                                -------------------                   ---------------------
   Total interest-bearing liabilities            212,739      2,745       5.19         208,521        2,560      4.94
Demand deposits                                   27,692                                27,921
Other liabilities                                 12,503                                12,305
Preferred stock                                      190                                   190
Common stockholders' equity                       19,699                                19,781
                                                --------                              --------
   Total liabilities and equity                 $272,823                              $268,718
                                                ========                              ========

Interest income/earning assets                               $5,002       8.35%                      $4,788      8.11%
Interest expense/earning assets                               2,745       4.58                        2,560      4.33
                                                             ------------------                      -----------------
Net interest margin                                          $2,257       3.77%                      $2,228      3.78%
                                                             ==================                      =================

                                                     Fourth Quarter 1999
Average Balance Sheet, Yields, & Rates           -------------------------------
Reported                                         Average    Income/     Yield/
($ millions)                                     Balance    Expense      Rate
--------------------------------------------------------------------------------
Assets
Short-term investments                          $ 15,985     $  215      5.34%
Trading assets (1)                                 6,614         99      5.94
Investment securities: (1)
   U.S. government and federal agency             15,046        257      6.78
   States and political subdivisions               1,646         30      7.23
   Other                                          32,495        600      7.33
                                                -------------------
  Total investment securities                     49,187        887      7.15
Loans (1) (2)
   Commercial                                     93,491      1,862      7.90
   Consumer                                       62,577      1,334      8.46
   Credit Card                                     4,526        184     16.13
                                                -------------------
   Total loans, net                              160,594      3,380      8.35

Total earning assets                             232,380      4,581      7.82

Allowance for credit losses                       (2,294)
Other assets - nonearning                         34,939
                                                --------
  Total assets                                  $265,025
                                                ========

Liabilities and Stockholders' Equity
Deposits -- interest-bearing
  Savings                                       $ 18,955     $   70      1.47
  Money market                                    46,066        379      3.26
  Time                                            36,083        481      5.29
  Foreign offices                                 27,292        338      4.91
                                                -------------------
   Total deposits -- interest-bearing            128,396      1,268      3.92
Federal funds purchased and securities
  under repurchase agreements                     19,126        245      5.08
Other short-term borrowings                       19,550        297      6.03
Long-term debt                                    35,672        550      6.12
                                                -------------------
   Total interest-bearing liabilities            202,744      2,360      4.62
Demand deposits                                   29,223
Other liabilities                                 13,051
Preferred stock                                      190
Common stockholders' equity                       19,817
                                                --------
   Total liabilities and equity                 $265,025
                                                ========

Interest income/earning assets                               $4,581      7.82%
Interest expense/earning assets                               2,360      4.03
                                                             -----------------
Net interest margin                                          $2,221      3.79%
                                                             =================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rate.


BANK ONE CORPORATION and Subsidiaries

Average Balance Sheet, Yields, & Rates           Third Quarter 1999                  Second Quarter 1999
                                           -------------------------------     -------------------------------
Reported                                   Average      Income/     Yield/     Average      Income/     Yield/
($ millions)                               Balance      Expense      Rate      Balance      Expense      Rate
--------------------------------------     -------      -------     ------     -------      -------     ------
Assets
Short-term investments                     $ 13,164      $  159      4.79%     $ 12,602      $  142      4.52%
Trading assets (1)                            6,185          84      5.39         6,046          76      5.04
Investment securities: (1)
  U.S. government and federal agency         15,111         247      6.48        15,395         259      6.75
  States and political subdivisions           1,765          32      7.19         1,909          34      7.14
  Other                                      29,013         541      7.40        29,057         522      7.21
                                           --------------------                --------------------
   Total investment securities               45,889         820      7.09        46,361         815      7.05
Loans (1) (2)
  Commercial                                 91,186       1,719      7.48        88,911       1,649      7.44
  Consumer                                   59,876       1,285      8.51        58,065       1,240      8.57
  Credit Card                                 6,905         276     15.86         8,520         344     16.19
                                           --------------------                --------------------
   Total loans, net                         157,967       3,280      8.24       155,496       3,233      8.34

Total earning assets                        223,205       4,343      7.72       220,505       4,266      7.76

Allowance for credit losses                 (2,283)                             (2,260)
Other assets - nonearning                    33,721                              35,021
                                           --------                            --------
   Total assets                            $254,643                            $253,266
                                           ========                            ========

Liabilities and Stockholders' Equity
Deposits -- interest-bearing
  Savings                                  $ 19,705      $   74      1.49        20,843      $   83      1.60
  Money market                               46,526         367      3.13        42,903         343      3.21
  Time                                       34,842         425      4.84        34,097         428      5.03
  Foreign offices                            25,350         296      4.63        22,548         245      4.36
                                           --------------------                --------------------
   Total deposits -- interest-bearing       126,423       1,162      3.65       120,391       1,099      3.66
Federal funds purchased and securities
  under repurchase agreements                17,557         213      4.81        20,354         231      4.55
Other short-term borrowings                  17,337         237      5.42        17,655         210      4.77
Long-term debt                               31,326         460      5.83        26,417         385      5.85
                                           --------------------                --------------------
   Total interest-bearing liabilities       192,643       2,072      4.27       184,817       1,925      4.18
Demand deposits                              29,189                              32,924
Other liabilities                            12,479                              14,591
Preferred stock                                 190                                 190
Common stockholders' equity                  20,142                              20,744
                                           --------                            --------
   Total liabilities and equity            $254,643                            $253,266
                                           ========                            ========

Interest income/earning assets                           $4,343      7.72%                   $4,266      7.76%
Interest expense/earning assets                           2,072      3.68                     1,925      3.50
                                                         -----------------                   ------------------
Net interest margin                                      $2,271      4.04%                   $2,341      4.26%
                                                         =================                   ==================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rate.

BANK ONE CORPORATION and Subsidiaries


Average Balance Sheet, Yields, & Rates                                       Six Months Ended
                                                  ----------------------------------------------------------------------
Reported                                                    June 30, 2000                        June 30, 1999
                                                  --------------------------------      --------------------------------
                                                  Average      Income      Yield/       Average      Income      Yield/
($ millions)                                      Balance      Expense     Rate         Balance      Expense     Rate
----------------------------------------------    -------      -------     ------       -------      -------     -------
Short-term investments                           $ 16,404      $   502       6.15%     $ 13,367      $   304       4.59%
Trading assets (1)                                  6,676          200       6.02         5,852          150       5.17
Investment securities: (1)
  U.S. government and federal agency               15,357          518       6.78        15,380          504       6.61
  States and political subdivisions                 1,440           55       7.68         1,966           73       7.49
  Other (2)                                        30,110        1,139       7.61        28,259        1,027       7.33
                                                 ---------------------                 ---------------------
 Total investment securities                       46,907        1,712       7.34        45,605        1,604       7.09
Loans  (1) (3)
  Commercial                                       99,059        4,074       8.27        87,990        3,231       7.40
  Consumer                                         65,323        2,948       9.08        57,623        2,522       8.83
  Credit card (2)                                   4,701          354      15.14         8,777          680      15.62
                                                 ---------------------                 ---------------------
  Total loans, net                                169,083        7,376       8.77       154,390        6,433       8.40

Total earning assets                              239,070        9,790       8.24       219,214        8,491       7.81

Allowance for credit losses                        (2,449)                               (2,292)
Other assets - nonearning                          34,149                                36,173
                                                 --------                              --------
  Total assets                                   $270,770                              $253,095
                                                 ========                              ========

Deposits -- interest-bearing
  Savings                                        $ 16,957      $   121       1.43      $ 20,411      $   166       1.64
  Money market                                     48,028          810       3.39        43,139          699       3.27
  Time                                             40,382        1,159       5.77        34,937          878       5.07
  Foreign offices                                  29,146          786       5.42        21,956          478       4.39
                                                 ---------------------                 ---------------------
  Total deposits -- interest-bearing              134,513        2,876       4.30       120,443        2,221       3.72
Federal funds purchased and securities
  under repurchase agreements                      18,974          547       5.80        21,104          477       4.56
Other short-term borrowings                        19,580          605       6.21        17,260          408       4.77
Long-term debt                                     37,563        1,277       6.84        25,167          735       5.89
                                                 ---------------------                 ---------------------
  Total interest-bearing liabilities              210,630        5,305       5.06       183,974        3,841       4.21
Demand deposits                                    27,806                                33,287
Other liabilities                                  12,404                                15,091
Preferred stock                                       190                                   190
Common stockholders' equity                        19,740                                20,553
                                                 --------                              --------
  Total liabilities and equity                   $270,770                              $253,095
                                                 ========                              ========

Interest income/earning assets                                 $ 9,790       8.24%                   $ 8,491       7.81%
Interest expense/earning assets                                  5,305       4.47                      3,841       3.53
                                                               -------------------                   -------------------
Net interest margin                                            $ 4,485       3.77%                   $ 4,650       4.28%
                                                               ===================                   ===================

(1) Includes tax-equivalent adjustments based on a 35% federal income tax rate.
(2) Nonperforming loans are included in balances used to determine the average rate.


BANK ONE CORPORATION and Subsidiaries
                                                                               Three Months Ended
                                                        -------------------------------------------------------------
Credit Quality                                           Jun 30        Mar 31         Dec 31       Sep 30      Jun 30
($ millions)                                              2000          2000           1999         1999        1999
----------------------------------------------------     ------        ------         ------       ------      ------
Provision for credit losses                              $1,013        $  362         $  416       $  277      $  275

Gross charge-offs                                        $  383        $  338         $  468       $  342      $  354
Recoveries                                                   64            72             85           75          79
                                                        -------------------------------------------------------------
  Net charge-offs                                        $  319        $  266         $  383       $  267      $  275

Net charge-offs
  Commercial                                             $  117        $   84         $   71       $   91      $   81
  Consumer                                                  135           123            256           93          89
  Credit card                                                67            59             56           83         105
                                                        -------------------------------------------------------------
    Total net charge-offs                                $  319        $  266         $  383       $  267      $  275
    Credit card net charge-offs -- managed              $  900        $  969         $1,119       $  921      $  905

Net charge-off ratios
  Commercial                                               0.47%         0.34%          0.30%        0.40%       0.36%
  Consumer                                                 0.82          0.76           1.64         0.62        0.61
  Credit card                                              5.29          5.45           4.95         4.81        4.93
    Total net charge-off ratio                             0.75          0.64           0.95         0.68        0.71
    Total net charge-off ratio -- managed                  1.99          2.04           2.57         2.01        1.99
    Credit card net charge-off ratio-- managed             5.44          5.78           6.52         5.33        5.25

Allowance for credit losses -- period-end                $2,983        $2,338         $2,285       $2,252      $2,250

Nonperforming assets -- period-end
  Nonperforming loans                                    $1,690        $1,564         $1,559       $1,569      $1,519
  Other, including other real estate owned                   94            97            106          113         105
                                                        -------------------------------------------------------------
    Total nonperforming assets                           $1,784        $1,661         $1,665       $1,682      $1,624

Allowance to ending loans                                  1.73%         1.39%          1.39%        1.42%       1.43%
Allowance to nonperforming loans                            177           149            147          144         148
Nonperforming assets ratio                                 1.03          0.99           1.02         1.06        1.03

Credit card delinquency rate - managed
         30+  days                                         3.83%         4.08%          4.57%        4.74%       4.30%
         90+  days                                         1.69%         1.91%          2.13%        2.07%       1.96%

BANK ONE CORPORATION and Subsidiaries

Capital and Related Information                      Jun 30       Mar 31       Dec 31       Sep 30       Jun 30
($ millions, except per-share amounts)                2000         2000         1999         1999         1999
-----------------------------------------------    ---------    ---------    ---------    ---------    ---------
Common equity/ managed assets ratio                      5.9%         6.3%         6.3%         6.4%         6.9%
Tangible common equity / tangible managed assets         5.4          5.7          5.7          5.7          6.2
Tier 1 capital ratio                                     7.1          7.7          7.7          7.7          8.1
Total risk adjusted capital ratio                       10.2         10.6         10.7         10.8         11.4
Regulatory leverage ratio                                7.0          7.7          7.7          7.9          8.1

Book value of common equity per share              $   16.12    $   17.43    $   17.34    $   17.32    $   17.73

Regulatory Risk Weighted Assets (1)
-----------------------------------
Tier 1 capital                                     $  19,122    $  20,573    $  20,247    $  20,128    $  20,423
Tier 2 capital                                         8,400        7,899        7,967        7,991        8,398
                                                   -------------------------------------------------------------
    Total capital                                  $  27,522    $  28,472    $  28,214    $  28,119    $  28,821

Total risk weighted assets                         $ 269,249    $ 268,339    $ 263,169    $ 259,747    $ 252,390
(1) Estimate

Intangible Assets
-----------------
Goodwill                                           $     894    $     916    $     934    $     955    $     973
Other nonqualifying intangibles                          435          637          669          723          722
                                                   -------------------------------------------------------------
    Subtotal                                       $   1,329    $   1,553    $   1,603    $   1,678    $   1,695
Qualifying intangibles                                   257          555          583          592          618
                                                   -------------------------------------------------------------
    Total                                          $   1,586    $   2,108    $   2,186    $   2,270    $   2,313

Managed Income Statement Statistics(1)
($ millions)
-----------------------------------------------
Net interest income -- FTE                         $   3,396    $   3,445    $   3,497    $   3,624    $   3,675
Provision for credit losses                            1,846        1,272        1,296        1,115        1,075
Credit card revenue                                      171          271          318          382          339
Other noninterest income                                (189)       1,243        1,068        1,201        1,349
Noninterest expense                                    3,507        2,661        3,030        2,713        2,806
Net income                                            (1,269)         689          411          925          992

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*


                                                   Three Months Ended                    Three Months Ended Jun 30, 2000
                                ------------------------------------------------------   -------------------------------
Income Statement ($ millions)    Jun 30    Mar 31    Dec 31   Sep 30   Jun 30   Mar 31    Chg Prior Yr.   Chg. Prior Qtr
Balance Sheet ($ billions)        2000      2000      1999     1999     1999     1999      Amt      %      Amt       %
                                -------    ------    ------   ------   ------   ------    -----    ---    -----     ---
Retail (incld. Wingspan)
----------------------------
Net interest income FTE         $ 1,205    $1,236    $ 1,118  $ 1,100  $ 1,082  $ 1,079   $ 123     11%  $  (31)    -3%
Provision                           121       167        116       83       83      133      38     46%     (46)   -28%
Noninterest income                  330       306        339      395      408      399     (78)   -19%      24      8%
Noninterest expense               1,024     1,002        995    1,000      962      976      62      6%      22      2%
                                -------    ------    -------  -------  -------  -------   -----          ------
Pretax income (FTE)                 390       373        346      412      445      369     (55)   -12%      17      5%
Taxes & FTE adj                     143       137        110      144      155      122     (12)    -8%       6      4%
                                -------    ------    -------  -------  -------  -------   -----          ------
Net Income - adjusted               247       236        236      268      290      247     (43)   -15%      11      5%
Significant items- 2Q00            (328)        0          0        0        0        0    (328)    nm     (328)    nm
                                -------    ------    -------  -------  -------  -------   -----          ------
Net income - reported               (81)      236        236      268      290      247    (371)  -128%    (317)  -134%

Return on equity **                  17%       18%        20%      23%      25%      22%     -8%             -1%
Efficiency ratio **                  67%       65%        68%      67%      65%      66%      2%              2%
** Net income - adjusted

Loans - avg                     $  73.6    $ 73.1    $  68.8  $  66.9  $  64.9  $  63.9   $  8.7    13%  $  0.5      1%
Assets - avg                       77.9      79.6       74.9     73.4     71.4     70.4      6.5     9%    (1.7)    -2%
Deposits - avg                     89.4      88.3       87.6     88.5     89.2     90.9      0.2     0%     1.1      1%
Common equity - avg                 5.9       5.3        4.6      4.7      4.6      4.5      1.3    28%     0.6     11%

Supplemental Information:
-------------------------
Commercial loans - avg          $  11.8    $ 11.5    $  11.6  $  10.9  $  10.8  $  10.5   $  1.0     9%  $  0.3      3%
Indirect auto loans/leases - avg   24.4      24.3       24.0     23.5     23.2     22.9      1.2     5%     0.1      0%
Home equity loans - avg            26.3      25.5       23.4     20.6     18.9     17.5      7.4    39%     0.8      3%
Other personal loans - avg         11.1      11.8        9.8     11.9     12.0     13.0     (0.9)   -8%    (0.7)    -6%
  Total loans                   $  73.6    $ 73.1    $  68.8  $  66.9  $  64.9  $  63.9   $  8.7    13%  $  0.5      1%

        Distribution
        ------------
# Banking centers                 1,832     1,839      1,854    1,884    1,919    1,955      (87)   -5%      (7)     0%
# ATMs                            6,530     6,651      6,824    7,088    7,372    8,007     (842)  -11%    (121)    -2%
# on-line customers (000s)        690.2     589.5      488.4    439.9    325.9    306.1    364.3   112%   100.7     17%

        Investments
        -----------
IMG sales volume ($ millions)   $ 1,105    $1,193    $   959  $   969  $ 1,223  $   926   $ (118)  -10%  $  (88)    -7%

NOTE: Certain balance sheet breakdowns (i.e. loans, deposits) are based on line-of-business definitions and as a result would not necessarily agree to consolidated financial information which is based on a regulatory reporting definitional framework

*2Q00 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*

                                                 Three Months Ended                       Three Months Ended Jun 30, 2000
                                  ---------------------------------------------------     -------------------------------
Income Statement ($ millions)     Jun 30   Mar 31   Dec 31   Sep 30   Jun 30   Mar 31     Chg Prior Yr.    Chg. Prior Qtr
Balance Sheet ($ billions)         2000     2000     1999     1999     1999     1999      Amt        %     Amt         %
                                  ------   ------   ------   ------   ------   ------     ---       ---    ---        ---
Commercial Banking
------------------------------
Net interest income FTE           $  694   $  664   $  672   $  636   $  628   $ 602      $   66     11%   $  30        5%
Provision                            150      132      113      109      108     105          42     39%      18       14%
Noninterest income                   356      354      316      285      329     351          27      8%       2        1%
Noninterest expense                  563      570      582      507      538     568          25      5%      (7)      -1%
                                  ------   ------   ------   ------   ------   ------     ------           -----
Pretax income (FTE)                  337      316      293      305      311     280          26      8%      21        7%
Taxes & FTE adj                      123      116       94      107      108      92          15     14%       7        6%
                                  ------   ------   ------   ------   ------   ------     ------           -----
Net Income - adjusted                214      200      199      198      203     188          11      5%      14        7%
Significant items- 2Q00             (427)       0        0        0        0       0        (427)    nm     (427)      nm
                                  ------   ------   ------   ------   ------   ------     ------           -----
Net income - reported               (213)     200      199      198      203     188        (416)  -205%    (413)    -207%


Return on equity **                   13%      13%      14%      14%      14%      13%        -1%              0%
Efficiency ratio **                   54%      56%      59%      55%      56%      60%        -2%             -2%
** Net income - adjusted

Loans - avg                       $ 82.1   $ 80.4   $ 78.0   $ 74.9   $ 73.0   $ 71.5    $   9.1     12%   $ 1.7        2%
Assets - avg                       110.2    110.2    109.9    104.4    104.4    104.9        5.8      6%     0.0        0%
Deposits - avg                      40.9     39.2     38.9     37.3     37.4     37.2        3.5      9%     1.7        4%
Common equity - avg                  6.7      6.2      5.6      5.7      5.8      5.7        0.9     16%     0.5        8%
Supplemental Information:
     Middle Market:
     --------------
Loans - avg                       $ 31.9   $ 31.0   $ 30.2   $ 29.8   $ 28.6   $ 27.5    $   3.3     12%   $ 0.9        3%
Deposits - avg                    $ 18.4   $ 18.3   $ 18.7   $ 18.7   $ 18.5   $ 18.6    $  (0.1)    -1%   $ 0.1        1%
     Corporate Banking
     -----------------
Loans - avg                       $ 38.1   $ 37.2   $ 35.8   $ 33.0   $ 31.9   $ 31.6    $   6.2     19%   $ 0.9        2%
Deposits - avg                    $ 11.9   $ 11.3   $ 10.2   $  9.6   $  9.9   $  9.2    $   2.0     20%   $ 0.6        5%
Syndications ***
Volume ($ billions)               $ 18.4   $  9.6   $ 16.2   $ 13.2   $  9.6   $  8.9    $   8.8     92%   $ 8.8       92%
# syndications - lead arranger        67       35       66       42       41       41         26     63%      32       91%
*** Quarters do not sum to full year due to timing of deals reported
     Real Estate
     -----------
Loans - avg                       $ 12.0   $ 11.9   $ 11.6   $ 11.1   $ 11.0    $ 10.8   $  1.0       9%   $ 0.1        1%
Deposits - avg                    $  1.5   $  1.5   $  1.5   $  1.5   $  1.5    $  1.5   $   -        0%   $  -         0%

*2Q00 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*

                                                     Three Months Ended                          Three Months Ended Jun 30, 2000
                                  ---------------------------------------------------------    ------------------------------------
Income Statement ($ millions)     Jun 30    Mar 31    Dec 31    Sep 30    Jun 30    Mar 31      Chg Prior Yr.       Chg. Prior Qtr
Balance Sheet ($ billions)         2000      2000      1999      1999      1999      1999        Amt        %       Amt         %
                                  -------   -------   -------   -------   -------   -------    --------    ----    ------     -----
First USA
-------------------------------
Net interest income FTE           $ 1,451   $ 1,525   $ 1,570   $ 1,733   $ 1,781   $ 1,797    $    (330)    -19%  $   (74)      -5%
Provision                             900       969       933       922       898       840            2       0%      (69)      -7%
  FAS 125 gains                       (30)      (41)      (26)       12        50        25          (80)   -160%       11       27%
  **  Excludes charges in excess       **        **
        of normal run rate
  Other noninterest income            337       305       445       398       405       323          (68)    -17%       32       10%
                                  -------   -------   -------   -------   -------   -------    ---------            ------
Noninterest income                    307       264       419       410       455       348         (148)    -33%       43       16%
Noninterest expense                   679       715       754       778       818       854         (139)    -17%      (36)      -5%
                                  -------   -------   -------   -------   -------   -------    ---------            ------
Pretax income (FTE)                   179       105       302       443       520       451         (341)    -66%       74       70%
Taxes & FTE adj                        66        38        96       155       181       149         (115)    -64%       28       74%
                                  -------   -------   -------   -------   -------   -------    ---------            ------
Net Income - adjusted                 113        67       206       288       339       302         (226)    -67%       46       69%
Significant items - 2Q00             (492)        0         0         0         0         0         (492)     nm      (492)      nm
                                  -------   -------   -------   -------   -------   -------    ---------            ------
Net income - reported                (379)       67       206       288       339       302         (718)   -212%     (446)    -666%

Return on O/S (ROO) pretax ***        1.1%      0.6%      1.7%      2.5%      3.0%      2.7%        -1.9%              0.5%
Return on equity ***                    7%        4%       14%       19%       23%       20%         -16%                3%
Efficiency ratio ***                   39%       40%       38%       36%       37%       40%           2%               -1%
*** Net income - adjusted

Loans - avg                       $  66.3   $  67.1   $  68.7   $  69.2   $  68.9   $  69.1    $    (2.8)     -4%  $  (1.0)      -1%
Assets - avg                         70.6      72.8      74.9      75.0      75.0      74.8         (4.4)     -6%     (2.2)      -3%
Common equity - avg                   6.1       6.2       6.0       6.1       6.0       6.0          0.1       2%     (0.1)      -2%
Supplemental Information:
-------------------------------
  % of Avg. Outstandings *
  ------------------------
Net interest income FTE              8.83%     9.14%     9.07%     9.94%    10.37%    10.55%       -1.54%            -0.31%
Provision                            5.44%     5.78%     5.39%     5.33%     5.23%     4.93%        0.21%            -0.34%
Noninterest income                   1.87%     1.58%     2.42%     2.35%     2.65%     2.04%       -0.78%             0.29%
Noninterest expense                  4.13%     4.29%     4.35%     4.46%     4.76%     5.01%       -0.63%            -0.16%
Pretax income FTE                    1.09%     0.63%     1.74%     2.54%     3.03%     2.65%       -1.94%             0.46%
Net income                           0.69%     0.40%     1.19%     1.65%     1.97%     1.77%       -1.28%             0.29%
  Credit card loans - eop
-------------------------
Managed credit card loans         $  66.3   $  66.5   $  69.4   $  70.0   $  69.5   $  68.4    $    (3.2)     -5%  $  (0.2)       0%

Managed charge-offs-$             $   900   $   969   $ 1,119   $   921   $   905   $   845    $      (5)     -1%  $   (69)      -7%
Managed charge-offs-ratio            5.44%     5.78%     6.52%     5.33%     5.25%     4.89%        0.19%            -0.34%
Delinquency ratio - 30+ days         3.83%     4.08%     4.57%     4.74%     4.30%     4.51%       -0.47%            -0.25%
Delinquency ratio - 90+ days         1.69%     1.91%     2.13%     2.07%     1.96%     2.06%       -0.27%            -0.22%

Charge volume ($ mill)            $  36.8   $  34.0   $  37.5   $  36.1   $  35.6   $  33.5    $     1.2       3%  $   2.8        8%
New accounts opened (000s)            826       950     1,076     1,835     2,287     2,910       (1,461)    -64%     (124)     -13%
Cards issued  (000s)               54,648    56,378    64,191    64,523    65,620    64,863      (10,972)    -17%   (1,730)      -3%

*2Q00 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*

                                                        Three Months Ended                       Three Months Ended Jun 30, 2000
                                      --------------------------------------------------------   -------------------------------
Income Statement ($ millions)         Jun 30    Mar 31    Dec 31    Sep 30    Jun 30    Mar 31    Chg Prior Yr.   Chg. Prior Qtr
Balance Sheet ($ billions)             2000      2000      1999      1999      1999      1999      Amt      %       Amt      %
                                      ------    ------    ------    ------    ------    ------    -----    ---     -----    ---
      Investment Management
      ---------------------
Net interest income FTE               $  101    $  100    $   91    $   93    $   99    $   93    $   2      2%    $   1      1%
Provision                                  2         2         1         1         0         0        2     nm         0      0%
Noninterest income                       288       287       297       285       295       302       (7)    -2%        1      0%
Noninterest expense                      263       257       261       251       255       308        8      3%        6      2%
                                      ------    ------    ------    ------    ------    ------    -----            -----
Pretax income (FTE)                      124       128       126       126       139        87      (15)   -11%       (4)    -3%
Taxes & FTE adj                           45        47        40        44        48        29       (3)    -6%       (2)    -4%
                                      ------    ------    ------    ------    ------    ------    -----            -----
Net Income - adjusted                     79        81        86        82        91        58      (12)   -13%       (2)    -2%
Significant items- 2Q00                   (6)        0         0         0         0         0       (6)    nm        (6)    nm
                                      ------    ------    ------    ------    ------    ------    -----            -----
Net income - reported                     73        81        86        82        91        58      (18)   -20%       (8)   -10%

Return on equity **                       35%       36%       38%       41%       41%       26%      -6%              -1%
Efficiency ratio **                       68%       66%       67%       66%       65%       78%       3%               2%
** Net income - adjusted

Loans - avg                           $  6.5    $  6.4    $  6.0    $  5.8    $  5.7    $  5.4    $ 0.8     14%    $ 0.1      2%
Assets - avg                             7.5       7.7       7.4       7.1       7.1       6.9      0.4      6%     (0.2)    -3%
Deposits - avg                           8.6       8.7       8.9       8.6       8.7       8.9     (0.1)    -1%     (0.1)    -1%
Common equity - avg                      0.9       0.9       0.9       0.8       0.9       0.9      0.0      0%      0.0      0%

Supplemental Information:
-------------------------
      Assets Under Management
      -----------------------
Mutual Funds - avg                    $ 66.9    $ 64.6    $ 62.1    $ 58.7    $ 58.3    $ 56.7    $ 8.6     15%    $ 2.3      4%
Other - avg                             62.5      62.3      65.4      66.4      66.4      66.6     (3.9)    -6%      0.2      0%
                                      ------    ------    ------    ------    ------    ------    -----            -----
     Total - avg                      $129.4    $126.9    $127.5    $125.1    $124.7    $123.3    $ 4.7      4%    $ 2.5      2%

       Morningstar Rankings
       --------------------
% of 4 & 5 ranked funds                   62%       59%       54%       65%       61%       69%       1%               3%
% of 3+ ranked funds                      90%       90%       84%       85%       88%       85%       2%               0%

         Retail Brokerage
         ----------------
Mutual fund & annuities sales         $1,103    $1,182    $  941    $  957    $1,181    $  893    $ (78)    -7%    $ (79)    -7%
# of accounts (000s)                     380       377       360       359       n/a       n/a       nm     nm         3      1%
Mkt value cust. assts-eop ($ bill)    $ 23.1    $ 24.0    $ 23.4       n/a       n/a       n/a       nm     nm     $(0.9)    -4%

         Wealth Management
         -----------------
Loans - avg                           $  6.4    $  6.2    $  5.8    $  5.6    $  5.3    $  5.1    $ 1.1     21%    $ 0.2      3%
Deposits - avg                           7.2       7.1       7.2       7.1       7.2       7.2      0.0      0%      0.1      1%
# of Wealth Advisors                     654       661       749       758       809       852     (155)   -19%       (7)    -1%

*2Q00 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*

                                               Three Months Ended                    Three Months Ended Jun 30, 2000
                               ---------------------------------------------------   -------------------------------
Income Statement ($ millions)  Jun 30   Mar 31   Dec 31   Sep 30   Jun 30   Mar 31   Chg Prior Yr.    Chg. Prior Qtr
Balance Sheet ($ billions)      2000     2000     1999     1999     1999     1999    Amt        %     Amt         %
                                ----     ----     ----     ----     ----     ----    ---       ---    ---        ---
Corporate Investments
------------------------
Net interest income FTE        $ 30     $ 35     $ 36     $ 41     $ 48     $ 50     $(18)    -38%    $  (5)    -14%
Provision                         1        1        0        0        0        0        1      nm         0       0%
Noninterest income               52      185       97       97       97      116      (45)    -46%     (133)    -72%
Noninterest expense              31       39       33       30       34       37       (3)     -9%       (8)    -21%
                               ----     ----     ----     ----     ----     ----     ----             -----
Pretax income (FTE)              50      180      100      108      111      129      (61)    -55%     (130)    -72%
Taxes & FTE adj                 (11)      39       12       19       21       25      (32)   -152%      (50)   -128%
                               ----     ----     ----     ----     ----     ----     ----             -----
Net income - adjusted            61      141       88       89       90      104      (29)    -32%      (80)    -57%
Significant items- 2Q00           0        0        0        0        0        0        0      nm         0      nm
                               ----     ----     ----     ----     ----     ----     ----             -----
Net income - reported            61      141       88       89       90      104      (29)    -32%      (80)    -57%

Return on equity **              20%      47%      35%      35%      36%      42%     -16%              -27%
Efficiency ratio **              38%      18%      25%      22%      23%      22%      15%               20%
** Net income - adjusted

Loans - avg                    $3.5     $3.4     $3.4     $3.5     $3.4     $3.5     $0.1       3%    $ 0.1       3%
Assets - avg                    8.4      8.0      7.9      7.6      7.5      8.0      0.9      12%      0.4       5%
Common equity - avg             1.2      1.2      1.0      1.0      1.0      1.0      0.2      20%      0.0       0%

*2Q00 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.

                 BANK ONE CORPORATION LINE OF BUSINESS DETAIL*

                                                     Three Months Ended                         Three Months Ended Jun 30, 2000
                                    ------------------------------------------------------    -----------------------------------
Income Statement ($ millions)       Jun 30    Mar 31    Dec 31 Sep 30     Jun 30    Mar 31      Chg Prior Yr.     Chg. Prior Qtr
Balance Sheet ($ billions)           2000      2000      1999    1999      1999      1999       Amt        %       Amt        %
                                     ----      ----      ----    ----      ----      ----       ---        -       ---        -
Corporate/Unallocated
-------------------------------
Net interest income FTE            $  (75)  $  (115)   $    8   $   21    $   37    $   42   $  (112)    -303%   $    40      35%
Provision                               0         0       (44)       0       (14)      (49)       14      100%         0       nm
Noninterest income                     10       118       111      110       105       107       (95)     -90%      (108)    -92%
Noninterest expense                    51        78        47       17        18        (5)       33      183%       (27)    -35%
                                   ------   -------     -----   ------    ------    ------   -------             -------
Pretax income (FTE)                  (116)      (75)      116      114       138       203      (254)    -184%       (41)     55%
Taxes & FTE adj                       (46)      (39)       27       25        39        56       (85)    -218%        (7)     18%
                                   ------   -------     -----   ------    ------    ------   -------             -------
Net Income - adjusted                 (70)      (36)       89       89        99       147      (169)    -171%       (34)     94%
Significant items- 2Q00              (660)        0         0        0         0         0      (660)       nm      (660)      nm
                                   ------   -------     -----   ------    ------    ------   -------             -------
Net income - reported                (730)      (36)       89       89        99       147      (829)    -837%      (694)   1928%

Assets - avg                       $ 42.0   $  35.3    $ 36.3   $ 34.1    $ 32.8    $ 32.3   $   9.2       28%   $   6.7      19%
Deposits - avg                       20.5      22.1      20.8     20.2      17.0      16.0       3.5       21%      (1.6)     -7%
Common equity - avg                  (0.9)      0.0       1.7      1.8       2.5       2.2      (3.4)    -136%      (0.9)      nm

Net Income by LOB
Retail                             $  247   $   236    $  236   $  268    $  290    $  247   $   (43)     -15%   $    11       5%
Commercial Banking                    214       200       199      198       203       188        11        5%        14       7%
First USA                             113        67       206      288       339       302      (226)     -67%        46      69%
Investment Management                  79        81        86       82        91        58       (12)     -13%        (2)     -2%
Corporate Investments                  61       141        88       89        90       104       (29)     -32%       (80)    -57%
Corporate/Unallocated                 (70)      (36)       89       89        99       147      (169)    -171%       (34)     94%
                                   ------   -------     -----   ------    ------    ------   -------             -------
Total Adjusted                        644       689       904    1,014     1,112     1,046      (468)     -42%       (45)     -7%

1999 = merger related
2000 = significant items           (1,913)        0      (493)     (89)     (120)      105    (1,793)    1494%    (1,913)     nm
                                   ------   -------     -----   ------    ------    ------   -------             -------
Total Corporation - reported       (1,269)      689       411      925       992     1,151    (2,261)    -228%    (1,958)   -284%


Adj. Net Income by LOB %
Retail                               38.4%     34.3%     26.1%    26.4%     26.1%     23.6%
Commercial Banking                   33.2%     29.0%     22.0%    19.5%     18.3%     18.0%
First USA                            17.5%      9.7%     22.8%    28.4%     30.5%     28.9%
Investment Management                12.3%     11.8%      9.5%     8.1%      8.2%      5.5%
Corporate Investments                 9.5%     20.5%      9.7%     8.8%      8.1%      9.9%
Corporate/Unallocated               -10.9%     -5.3%      9.9%     8.8%      8.8%     14.1%
Total Adjusted                      100.0%    100.0%    100.0%   100.0%    100.0%    100.0%

*2Q00 adjusted for one-time items; FUSA on managed basis.
See 3/17/00 Form 10-K for definitions and methodologies.